Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Introduction

On June 4, 2024, Hanesbrands Inc. (the “Company”) entered into a purchase and sale agreement (the “Purchase Agreement”) with ABG-Champion LLC (f/k/a ABG-Sparrow IPCo LLC), a Delaware limited liability company (“Authentic”), and, solely for purposes of Section 11.17 of the Purchase Agreement, Authentic Brands Group LLC, a Delaware limited liability company, pursuant to which the Company agreed to sell the intellectual property and certain operating assets of the Company’s global Champion business (the “Business”) to Authentic. On September 30, 2024, the Company completed the previously announced sale of the Business to Authentic (such completion, the “Initial Closing”). The Company will continue to provide certain transition services to Authentic pursuant to the terms of a Transition Services Agreement entered into between the Company, Authentic and the applicable service recipients (the “Transition Services Agreement”) and will continue to operate the Business in certain sectors and geographies through a transition period ending on January 31, 2025 (the “Deferred Business”). At the end of the transition period, Authentic will purchase from the Company certain remaining assets of the Deferred Business (the closing of such transaction, the “Deferred Closing”). The global Champion business sale transaction excluded the operating assets of the Business in Japan and the Company will continue to operate the Business in Japan as a licensee of Authentic. On July 27, 2024, the Company entered into a purchase agreement with Restore Capital (HCR Stores), LLC, pursuant to which the Company sold its U.S.-based outlet store business.

The following unaudited pro forma condensed consolidated balance sheet as of June 29, 2024, presents the Company’s consolidated financial position giving pro forma effect to the sale of both the global Champion business and the U.S.-based outlet store business (the “Transactions”) as if each had occurred on June 29, 2024. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 29, 2024, and consolidated statements of operations for the years ended December 30, 2023, December 31, 2022 and January 1, 2022 present the Company’s consolidated results of operations giving pro forma effect to reflect the presentation of the global Champion business and the U.S.-based outlet store business as discontinued operations in accordance with Accounting Standards Codification 205-20, Discontinued Operations (“ASC 205”). In addition, the unaudited pro forma condensed consolidated statement of operations for the six months ended June 29, 2024 and consolidated statement of operations for the year ended December 30, 2023 reflect certain adjustments that are incremental to those related to the application of ASC 205, which adjustments are described herein, as if they had occurred on January 1, 2023.

The unaudited pro forma consolidated financial statements presented below have been derived from the Company’s historical consolidated financial statements. While the historical consolidated financial statements reflect the past financial results of the Company, the pro forma consolidated financial statements are included for informational purposes only and are intended to illustrate how the Transactions might have affected the historical consolidated financial statements had each been completed at an earlier time as indicated herein. The Transactions combined constituted a significant disposition for purposes of Item 2.01 of Form 8-K and these unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information and ASC 205, and include adjustments to the extent that they are directly attributable to the Transactions.

These pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of the Transactions on the Company’s historical consolidated financial statements, and are not necessarily indicative of the Company’s future financial position and future results of operations and do not reflect all actions that may be taken by the Company following the closing of the Transactions. The actual financial position and results of operations of the Company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma consolidated financial statements do not reflect the realization of any expected cost savings, synergies or dis-synergies as a result of the Transactions. The Company considered the impact of the Transition Services Agreement and determined that no further pro forma adjustments were necessary as the Company does not believe presenting such adjustments would enhance an understanding of the pro forma effects of the Transactions because such agreement is not expected to have a material impact on the unaudited pro forma condensed consolidated balance sheet as of June 29, 2024, the unaudited pro forma condensed consolidated statement of operations for the six months ended June 29, 2024, or the unaudited pro forma consolidated statement of operations for the year ended December 30, 2023.

These unaudited pro forma consolidated financial statements should be read in connection with:

•

the Company’s unaudited interim historical condensed consolidated financial statements, the accompanying notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the quarter and six months ended June 29, 2024; and

•

the Company’s historical audited consolidated financial statements, the accompanying notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 30, 2023.

About HanesBrands

HanesBrands (NYSE: HBI) is a global leader in manufacturing basics and Innerwear brands that are synonymous with comfort, quality, and value, and have been trusted by consumers around the world for generations. Among the company’s iconic brands are Hanes, the leading basic apparel brand in the U.S.; Bonds, an Australian staple since 1915 that is setting new standards for design and innovation; Maidenform, America’s number one shapewear brand; and Bali, Americas number one national bra brand in the U.S. Hanesbrands owns the majority of its worldwide manufacturing facilities and has built a strong reputation for workplace quality and ethical business practices. The company, a longtime leader in sustainability, has set 2030 goals to improve the lives of people, protect the planet and produce sustainable products.

HANESBRANDS INC.

Pro Forma Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

		Transaction Accounting Adjustments				Transaction Accounting Adjustments
	As Reported June 29, 2024(1)	Disposition of Global Champion Business - Initial Closing(2)	Disposition of Global Champion Business - Deferred Closing(2)	Other Disposition Adjustments - Global Champion Business(5)	Pro Forma Disposition of Global Champion Business	Disposition of U.S.- Based Outlet Store Business(6)	Pro Forma June 29, 2024
Assets
Cash and cash equivalents	$213,767	$818,553	$146,747	$(917,328)	$261,719	$(5,676)	$256,043
Trade accounts receivable, net	483,951	—	—	—	483,951	—	483,951
Inventories	937,980	—	—	—	937,980	—	937,980
Other current assets	189,347	—	—	—	189,347	—	189,347
Current assets held for sale	460,863	(312,056)	(148,807)	—	—	—	—

Total current assets	2,285,908	506,477	(2,060)	(917,328)	1,872,997	(5,676)	1,867,321
Property, net	209,801	—	—	—	209,801	—	209,801
Right-of-use assets	240,219	—	—	—	240,219	—	240,219
Trademarks and other identifiable intangibles, net	936,294	—	—	—	936,294	—	936,294
Goodwill	658,736	—	—	—	658,736	—	658,736
Deferred tax assets	17,029	—	—	—	17,029	—	17,029
Other noncurrent assets	126,385	96,246	—	—	222,631	—	222,631
Noncurrent assets held for sale	905,472	(849,208)	(50,588)	—	5,676	(5,676)	—

Total assets	$5,379,844	$(246,485)	$(52,648)	$(917,328)	$4,163,383	$(11,352)	$4,152,031

Liabilities
Accounts payable	$704,114	$—	$—	$—	$704,114	$—	$704,114
Accrued liabilities	512,717	15,482	(10,482)	—	517,717	—	517,717
Lease liabilities	65,136	—	—	—	65,136	—	65,136
Current portion of long-term debt	44,250	—	—	—	44,250	—	44,250
Current liabilities held for sale	240,263	(219,405)	(13,867)	—	6,991	(6,991)	—

Total current liabilities	1,566,480	(203,923)	(24,349)	—	1,338,208	(6,991)	1,331,217
Long-term debt	3,224,155	—	—	(906,929)	2,317,226	—	2,317,226
Lease liabilities - noncurrent	217,483	—	—	—	217,483	—	217,483
Pension and postretirement benefits	95,067	—	—	—	95,067	—	95,067
Other noncurrent liabilities	93,705	(2,027)	—	—	91,678	—	91,678
Noncurrent liabilities held for sale	118,551	(85,891)	(28,299)	—	4,361	(4,361)	—

Total liabilities	5,315,441	(291,841)	(52,648)	(906,929)	4,064,023	(11,352)	4,052,671

Stockholders’ equity
Preferred stock	—	—	—	—	—	—	—
Common stock	3,516	—	—	—	3,516	—	3,516
Additional paid-in capital	363,078	—	—	—	363,078	—	363,078
Retained earnings	217,400	43,424 (3)	—	(10,399)	250,425	—	250,425
Accumulated other comprehensive loss	(519,591)	1,932 (4)	—	—	(517,659)	—	(517,659)

Total stockholders’ equity	64,403	45,356	—	(10,399)	99,360	—	99,360

Total liabilities and stockholders’ equity	$5,379,844	$(246,485)	$(52,648)	$(917,328)	$4,163,383	$(11,352)	$4,152,031

HANESBRANDS INC.

Pro Forma Condensed Consolidated Balance Sheet (continued)

(in thousands)

(unaudited)

Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 29, 2024:

(1)	Represents the Company’s unaudited condensed consolidated balance sheet in the Quarterly Report on Form 10-Q for the six months ended June 29, 2024.
(2)

Adjustments reflect the estimated aggregate cash proceeds of $965 million to be realized from the sale of the global Champion business at the Initial Closing and the Deferred Closing, as adjusted per the terms of the Purchase Agreement, net of transaction costs of $27 million (primarily financial advisor fees). Adjustments also reflect the recognition of the fair value of contingent consideration of $96 million and the elimination of the assets and liabilities attributable to the global Champion business that are directly attributable to the transaction and expected taxes due on the disposition of the global Champion business. A significant portion of the gain on the sale of the global Champion business relates to the U.S. which is primarily offset by attribute carryforwards for federal and state tax purposes. The utilization of these attributes is offset by a change in valuation allowance. The remaining taxes payable relates to certain state taxes and the sale of the Champion foreign operations. The Initial Closing of the sale of the global Champion business was completed on September 30, 2024. The Deferred Closing of the sale of the global Champion business is expected to close on January 31, 2025. The variable components of the purchase price (including working capital of the Business) and sale proceeds have been estimated utilizing balances as of June 29, 2024. The final gain recognized and cash proceeds received on the sale transaction will reflect final balances at the time of the Initial Closing and the Deferred Closing and may differ materially from the estimates used above, as a result of, among other things, changes in the amount of working capital of the Business at the Initial Closing and the Deferred Closing.

(3)

This adjustment reflects the estimated pro forma gain on disposal, which is calculated as the difference between the estimated aggregate net cash proceeds to be realized from the sale of the global Champion business at the Initial Closing and the Deferred Closing and the carrying value of the disposal group as of June 29, 2024 net of estimated income taxes. The actual gain on disposal, and the Company’s estimate of income taxes, will be based on the balance sheet information as of the Initial Closing and the Deferred Closing and the finalization of the Company’s current fiscal year tax provision, and may differ materially from the estimates used above. The pro forma gain on disposal has not been reflected in the unaudited pro forma condensed consolidated statements of operations as this amount pertains to discontinued operations and does not impact income from continuing operations.

(4)	This adjustment reflects the release of the June 29, 2024 unrealized foreign currency translation adjustment balances into earnings for disposed foreign entities.
(5)

Adjustments reflect the Company’s estimated required debt repayment of $917 million utilizing aggregate net proceeds from the sale of the global Champion business to be realized at the Initial Closing and the Deferred Closing, in accordance with requirements of the Company’s senior secured credit facility, as well as the write-off of debt issuance costs of $10 million as a result of the debt repayment. Estimated net sale proceeds utilized for the debt repayment include estimated proceeds of nearly $819 million for the Initial Closing and estimated proceeds of nearly $147 million for the Deferred Closing, less funds of approximately $48 million that will be retained by the Company to cover expenses incurred by the Company directly attributable to the completion of the sale of the global Champion business. The variable components of the purchase price (including working capital of the Business) and net sale proceeds have been estimated utilizing balances as of June 29, 2024. The final purchase price and net sale proceeds received on the sale transaction will reflect final balances at the time of Initial Closing and Deferred Closing and may differ materially from the estimates used above as a result of, among other things, changes in the working capital of the Business at the Initial Closing and Deferred Closing.

(6)	Adjustments reflect the final settlement at the U.S.-based outlet store business transaction closing and elimination of the assets and liabilities attributable to the U.S.-based outlet store business.

HANESBRANDS INC.

Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share data)

(unaudited)

		Transaction Accounting Adjustments			Transaction Accounting Adjustments
	As Reported Six Months Ended June 29, 2024(1)	Global Champion Business Discontinued Operations(2)	Other Disposition Adjustments - Global Champion Business	Pro Forma Disposition of Global Champion Business	U.S.-Based Outlet Store Business Discontinued Operations(2)	Pro Forma Six Months Ended June 29, 2024
Net sales	$1,773,606	$—	$—	$1,773,606	$—	$1,773,606
Cost of sales	1,157,218	—	4,582 (3)	1,161,800	—	1,161,800

Gross profit	616,388	—	(4,582)	611,806	—	611,806
Selling, general and administrative expenses	640,409	—	—	640,409	—	640,409

Operating loss	(24,021)	—	(4,582)	(28,603)	—	(28,603)
Other expenses	20,014	—	—	20,014	—	20,014
Interest expense, net	100,905	—	—	100,905	—	100,905

Loss from continuing operations before income taxes	(144,940)	—	(4,582)	(149,522)	—	(149,522)
Income tax expense	22,215	—	—	22,215	—	22,215

Loss from continuing operations	$(167,155)	$—	$(4,582)	$(171,737)	$—	$(171,737)

Loss from continuing operations per share:
Basic	$(0.48)			$(0.49)		$(0.49)
Diluted	$(0.48)			$(0.49)		$(0.49)
Weighted average shares outstanding:
Basic	351,783			351,783		351,783
Diluted	351,783			351,783		351,783

Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 29, 2024:

(1)	Represents the Company’s unaudited condensed consolidated statement of operations in the Quarterly Report on Form 10-Q for the six months ended June 29, 2024.
(2)

Adjustments reflecting the disposition of the global Champion business and the U.S.-based outlet store business were not necessary for the six months ended June 29, 2024 because the combined businesses were presented as discontinued operations in the historical financial statements for that period, including the allocation of interest expense to discontinued operations related to the required debt pay down utilizing the net proceeds from the sale of the global Champion business in accordance with the requirements of the Company’s senior secured credit facility.

(3)	Adjustment represents royalty expense resulting from the license agreement with Authentic for the Japan Champion business effective at the Initial Closing of the sale of the global Champion business.

HANESBRANDS INC.

Pro Forma Consolidated Statement of Operations

(in thousands, except per share data)

(unaudited)

		Transaction Accounting Adjustments				Transaction Accounting Adjustments
	As Reported Year Ended December 30, 2023(1)	Global Champion Business Discontinued Operations(2)		Other Disposition Adjustments - Global Champion Business	Pro Forma Disposition of Global Champion Business	U.S.-Based Outlet Store Business Discontinued Operations(2)	Pro Forma Year Ended December 30, 2023
Net sales	$5,636,523	$(1,750,352)		$—	$3,886,171	$(126,817)	$3,759,354
Cost of sales	3,740,113	(1,275,279)		9,183 (4)	2,474,017	(49,614)	2,424,403

Gross profit	1,896,410	(475,073)		(9,183)	1,412,154	(77,203)	1,334,951
Selling, general and administrative expenses	1,607,628	(455,506)		—	1,152,122	(82,466)	1,069,656

Operating profit	288,782	(19,567)		(9,183)	260,032	5,263	265,295
Other expenses	38,520	(194)		10,399 (5)	48,725	—	48,725
Interest expense, net	275,354	(61,287	)(3)	—	214,067	226	214,293

Income (loss) from continuing operations before income taxes	(25,092)	41,914		(19,582)	(2,760)	5,037	2,277
Income tax benefit	(7,366)	(6,544)		—	(13,910)	—	(13,910)

Income (loss) from continuing operations	$(17,726)	$48,458		$(19,582)	$11,150	$5,037	$16,187

Income (loss) from continuing operations per share:
Basic	$(0.05)				$0.03		$0.05
Diluted	$(0.05)				$0.03		$0.05
Weighted average shares outstanding:
Basic	350,592				350,592		350,592
Diluted	350,592				351,057		351,057

Notes to the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 30, 2023:

(1)	Represents the Company’s consolidated statement of operations in the Annual Report on Form 10-K for the year ended December 30, 2023.
(2)	Adjustments to reflect the results of the global Champion business and U.S.-based outlet store business as discontinued operations.
(3)

The Company allocated interest expense to discontinued operations resulting from the requirement to pay down a portion of the Company’s outstanding term debt under the Company’s senior secured credit facility with the estimated net sale proceeds from the sale of the global Champion business.

(4)

This adjustment represents the royalty expense resulting from the license agreement with Authentic Brands Group LLC for the Japan Champion business effective at the Initial Closing of the sale of the global Champion business.

(5)

This adjustment reflects the write-off of debt issuance costs resulting from the requirement to pay down a portion of the Company’s outstanding term debt under the Company’s senior secured credit facility with the estimated net sale proceeds from the sale of the global Champion business.

HANESBRANDS INC.

Pro Forma Consolidated Statement of Operations

(in thousands, except per share data)

(unaudited)

		Transaction Accounting Adjustments			Transaction Accounting Adjustments
	As Reported Year Ended December 31, 2022(1)	Global Champion Business Discontinued Operations(2)		Pro Forma Disposition of Global Champion Business	U.S.-Based Outlet Store Business Discontinued Operations(2)	Pro Forma Year Ended December 31, 2022
Net sales	$6,233,650	$(2,098,179)		$4,135,471	$(147,579)	$3,987,892
Cost of sales	4,012,542	(1,363,543)		2,648,999	(62,402)	2,586,597

Gross profit	2,221,108	(734,636)		1,486,472	(85,177)	1,401,295
Selling, general and administrative expenses	1,701,563	(487,136)		1,214,427	(88,547)	1,125,880

Operating profit	519,545	(247,500)		272,045	3,370	275,415
Other expenses	9,734	(496)		9,238	—	9,238
Interest expense, net	157,073	(25,396	)(3)	131,677	53	131,730

Income from continuing operations before income taxes	352,738	(221,608)		131,130	3,317	134,447
Income tax expense	483,907	(36,125)		447,782	—	447,782

Loss from continuing operations	$(131,169)	$(185,483)		$(316,652)	$3,317	$(313,335)

Loss from continuing operations per share:
Basic	$(0.37)			$(0.90)		$(0.90)
Diluted	$(0.37)			$(0.90)		$(0.90)
Weighted average shares outstanding:
Basic	349,970			349,970		349,970
Diluted	349,970			349,970		349,970

Notes to the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2022:

(1)	Represents the Company’s consolidated statement of operations in the Annual Report on Form 10-K for the year ended December 31, 2022.
(2)	Adjustments to reflect the results of the global Champion business and U.S.-based outlet store business as discontinued operations.
(3)

The Company allocated interest expense to discontinued operations resulting from the requirement to pay down a portion of the Company’s outstanding term debt under the Company’s senior secured credit facility with the estimated net sale proceeds from the sale of the global Champion business.

HANESBRANDS INC.

Pro Forma Consolidated Statement of Operations

(in thousands, except per share data)

(unaudited)

		Transaction Accounting Adjustments			Transaction Accounting Adjustments
	As Reported Year Ended January 1, 2022(1)	Global Champion Business Discontinued Operations(2)		Pro Forma Disposition of Global Champion Business	U.S.-Based Outlet Store Business Discontinued Operations(2)	Pro Forma Year Ended January 1, 2022
Net sales	$6,801,240	$(2,323,816)		$4,477,424	$(180,505)	$4,296,919
Cost of sales	4,149,541	(1,417,222)		2,732,319	(71,822)	2,660,497

Gross profit	2,651,699	(906,594)		1,745,105	(108,683)	1,636,422
Selling, general and administrative expenses	1,853,971	(505,023)		1,348,948	(95,837)	1,253,111

Operating profit	797,728	(401,571)		396,157	(12,846)	383,311
Other expenses	53,586	(129)		53,457	—	53,457
Interest expense, net	163,067	(12,357	)(3)	150,710	8	150,718

Income from continuing operations before income taxes	581,075	(389,085)		191,990	(12,854)	179,136
Income tax expense (benefit)	60,107	(73,759)		(13,652)	(3,213)	(16,865)

Income from continuing operations	$520,968	$(315,326)		$205,642	$(9,641)	$196,001

Income from continuing operations per share:
Basic	$1.48			$0.59		$0.56
Diluted	$1.48			$0.58		$0.56
Weighted average shares outstanding:
Basic	351,028			351,028		351,028
Diluted	352,078			352,078		352,078

Notes to the Unaudited Pro Forma Consolidated Statement of Operations for the year ended January 1, 2022:

(1)	Represents the Company’s consolidated statement of operations in the Annual Report on Form 10-K for the year ended January 1, 2022.
(2)	Adjustments to reflect the results of the global Champion business and U.S.-based outlet store business as discontinued operations.
(3)

The Company allocated interest expense to discontinued operations resulting from the requirement to pay down a portion of the Company’s outstanding term debt under the Company’s senior secured credit facility with the estimated net sale proceeds from the sale of the global Champion business.